Giggles ‘N’ Hugs, Inc. (GIGL)- Announces Closing of Acquisition  and Merger Agreement Regarding Giggles ‘N’ Hugs Restaurant

Los Angeles, California – Giggles ‘N’ Hugs, Inc. (“Giggles ‘N’ Hugs”), (OTCBB: GIGL) announced today that on December 30, 2011 it completed its merger (the “Merger”) with GNH, Inc.,(“GNH”), wherein, pursuant to the terms of the Merger, GNH and its Giggles ‘N’ Hugs restaurant located in the Westfield Mall in Century City, California, will continue as a wholly owned subsidiary of Giggles ‘N’ Hugs.

As part of the merger Giggles ‘N’ Hugs obtained ownership to all intellectual property rights for Giggles ‘N’ Hugs facilities in the future. Giggles ‘N’ Hugs is currently in negotiations for additional Giggles ‘N’ Hugs locations.

Conceived by parents, Dorsa and Joey Parsi, as a new kind of children's restaurant -- where play time, healthy food and happy parents converge -- Giggles N' Hugs opened their first location in Brentwood in February 2008. After becoming a primary destination for parents and kids who want to eat healthy food while playing, Giggles N' Hugs opened its replacement location at the Westfield Shopping Mall in Century City in 2010. Giggles N' Hugs has been featured in People Magazine, US magazine, Businessweek magazine, OK magazine, In touch, Life & Style magazine, the Los Angeles Times, Los Angeles Family along with numerous TV news and entertainment shows including Extra TV!, Entertainment Tonight, FOX news, TV Guide, The Talk and many more. It has been rated amongst the best family and kid-friendly restaurants by CitySearch and GoCityKids and has been voted the #1 Birthday party place in Los Angeles by Nickelodeon. Giggles N' Hugs is a pioneer in the restaurant industry with its unique design and play area aimed at kids ages 1-10. Giggles N' Hugs is planning a national launch with multiple locations around the country opening in the next few years.

“We are excited about this milestone in our operations and look forward to moving ahead with providing families through out the country the opportunity to dine and play together in a fun, welcoming environment,” said Joey Parsi, new President and CEO of Giggles ‘N’ Hugs.

About Giggles ‘N’ Hugs:

Giggles ‘N’ Hugs owns and operates a children’s themed restaurant with built-in play areas filled with a variety of toys, bikes, cars, slides, doll houses and video games. The restaurant also features daily live entertainment and shows. The restaurant design is intended to create a fun, casual, family atmosphere where children 10 and under can interact with parents and each other and where everyone enjoys freshly prepared, organic, nutritious and reasonably priced meals. www.gigglesnhugs.com Giggles ‘N’ Hugs intends to open a number of its themed restaurants in high end malls.

Forward-Looking Statement: The statements in this press release, such as “We are excited about this milestone in the Company’s operations and look forward to moving ahead with providing families the opportunity to dine and play together in a fun, welcoming environment,” and any implied or perceived benefits from the Merger between Giggles ‘N’ Hugs and GNH, as well as plans to open additional themed restaurants in high end malls, and continue as an operator of family oriented restaurants and play areas, and any other effects resulting from any of the above, are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, our ability to complete post closing conditions to the merger, the continued ownership and operation of Giggles ‘N’ Hugs, and any other difficulties related to risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue our growth.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Contact:

Giggles ‘N’ Hugs, Inc.
Joey Parsi, Chief Executive Officer
(310) 478-4847
www.gigglesnhugs.com